UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

Amendment

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: September 12, 2008

(Date of earliest event reported)

CLIFF ROCK RESOURCES CORP.
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-131081 (Commission File Number)	98-0459440 (IRS Employer Identification No.)

1824 WESTMOUNT ROAD NW, CALGARY, ALBERTA, CANADA T2N 3M5

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (403) 699-5293

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers.

Effective September 12, 2008, Geoffrey Hamilton resigned as the Registrant’s president, secretary, treasurer and director as a result of the company’s reorganization and relocation of its head office to Calgary, Alberta, Canada.  Mr. Hamilton’s resignation is not the result of any disputes, claims or issues with the Registrant.  The Registrant’s board of directors (the “Board”) accepted Mr. Hamilton’s resignation

Effective September 13, 2008, Andrew Hamilton was appointed as the Registrant’s president, secretary and treasurer. Mr. Hamilton is a resident of Calgary, Alberta, Canada and has served as a director of the company since June, 2005. Mr. Hamilton received his Bachelor of Science from the University of Edmonton in 1993 and a Masters of Business Administration from the University of Calgary in 2004. Since 2000, he has worked as a senior environmental manager for Nexen Inc. in the oil and gas industry.

Furthermore, effective September 13, 2008 the Company moved its head office to 1824 Westmount Road, Calgary, Alberta, Canada, T2N 3M5.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLIFF ROCK RESOURCES CORP. (Registrant)

Dated: December 31, 2008	By: /s/“Andrew Hamilton” Andrew Hamilton President, Secretary, Treasurer and Director